UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007 (March 20, 2007)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2007, the Compensation Committee of the registrant’s Board of Directors held a regularly scheduled meeting at which they evaluated the results of the 2006 annual bonus plan for executive officers. Details of the plan were filed on Form 8-K by the registrant on March 20, 2006. The plan included both FFO growth and individual goal performance objectives. As permitted by the plan, the Compensation Committee exercised its discretion to disregard a one-time non-recurring event that negatively impacted FFO, but improved the balance sheet of the registrant for purposes of determining the level of bonuses to award. The Compensation Committee believed that its actions better aligned FFO results with that of actual shareholder performance realized for the year. Following its discussions, the Compensation Committee, in compliance with the 2006 annual bonus plan, awarded cash bonuses of $456,780 for Mr. Bolton and $297,900 for Mr. Wadsworth. The Compensation Committee also established 2007 salaries of $392,070 and $255,680 for Mr. Bolton and Mr. Wadsworth, respectively, representing a 3% increase in base salary compared to 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: March 22, 2007	/s/Simon R.C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)